UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2014

BOINGO WIRELESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35155	95-4856877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10960 Wilshire Blvd., Suite 800

Los Angeles, California 90024

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (310) 586-5180

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the stockholders at the 2014 Annual Meeting of Stockholders held on June 13, 2014:

1.                     Election of two Class III directors to serve until our 2017 annual meeting of stockholders.

2.                     The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

For more information about the foregoing proposals, see our proxy statement dated April 23, 2014. The number of votes cast for and against and the number of abstentions and non-votes with respect to each matter voted upon are set forth below:

Board of Directors Election Results

The following nominees received the highest number of “FOR” votes and, as a result, were elected to serve as Class III directors for a term that will continue until our 2017 annual meeting of stockholders or until their respective successors have been duly elected and qualified.

Director Name	Votes For	Votes Withheld	Broker Non-Votes

Chuck Davis	22,817,806	175,163	8,251,523

Michael Finley	22,870,181	122,788	8,251,523

The following directors, in addition to Messrs. Davis and Finley, will continue to serve as members of our Board of Directors until the expiration of their respective terms or until their respective successors have been duly elected and qualified: Sky Dayton, Charles Boesenberg, Terrell Jones and David Hagan.

Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm

Our stockholders ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Votes For	Votes Against	Abstain

31,107,836	129,848	6,808

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOINGO WIRELESS, INC.

DATE: June 18, 2014	By:	/s/ Peter Hovenier
Peter Hovenier
Chief Financial Officer and Secretary